UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

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The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

We Stand With P&G If you haven’t noticed, Cincinnati is in the midst of a big campaign. No, not that one. This one involves a potentially monumental change to one of the cornerstone businesses in our community. Our friends at Procter & Gamble are fighting an attempt by an activist investor to gain a seat on P&G’s Board of Directors. The investor, who has no ties to P&G or to Cincinnati, could undermine much of the success that P&G has achieved and shared with our region over the last century and a half. I’ve seen firsthand that P&G is on the path to success. Senior management at the company, led by CEO David Taylor, is driving new innovation, growing sales in new markets, and ensuring the company runs with a level of efficiency that today’s business environme demands. I have great confidence in the direction of the company and you should too. The right decision as a stockholder is to Vote Blue. But P&G’s strong performance is not the only reason to Vote Blue. P&G is a critical part of Cincinnati’s DNA. From a bathtub where James Gamble first floated a bar of soap, to a headquarters in downtown Cincinnati where innovation still reigns supreme, P&G is uniquely Cincinnati. In my role as Mayor, I’ve worked with P&G leaders to reduce poverty, improve minority inclusion, fund our startup culture, redevelop neighborhoods, and attract new businesses. P&G’s associates are deeply engaged in the community: as volunteers, board leaders, funders, creators, and mentors. They are generous, dedicated, and they are invested in the future of this community. One thing that I love about P&G is that many people in our community own individual shares of stock. Grandmothers buy a share for their grandchildren. A high school graduation present from an uncle might be a couple of shares of the “soap company.” P&G retirees keep the stock to pay for their kids’ college or their dream vacation. And because P&G is a community-owned stock, many Cincinnatians have the chance to vote. So now, at the end of this campaign, it’s time to get out the vote. Consider the positive direction that P&G is headed. And consider the total impact of P&G on our regional economy and future success. When you consider all of that, the choice is clear. Vote Blue. I’m standing with P&G, because they stand with us, always. John Cranley, Mayor, City of Cincinnati

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.